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                                 EXHIBIT 10.16
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                            NONCOMPETITION AGREEMENT


      THIS AGREEMENT is made as of the 24th day of April, 1998, by and between OSAGE SYSTEMS GROUP, INC., a Delaware corporation (hereinafter "Company"), and
O. JACK ANDERSON, an individual (hereinafter "Anderson").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a certain Stock Purchase Agreement ("SPA") dated April 24, 1998, the Company is acquiring 100% of the stock of Open System Technologies, Inc. ("OST"), a Delaware corporation, of whom Anderson .was a 100% owner; and

      WHEREAS, as a substantial part of the consideration that the Company has bargained for in exchange for its promises set forth in the SPA, Anderson has agreed that he will enter into a binding agreement appropriately limiting his ability to compete with the Company or OST following the sale of OST to the Company;

      NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties contained within the SPA and in this Agreement, the parties hereto do hereby agree as follows:

      1.    Acknowledgment of Necessity for Protections of Company's Business.

            Anderson recognizes and acknowledges that it is essential, for the proper protection of the business of OST, and of the investment by the Company in acquiring OST, that Anderson be reasonably restrained: (a) from soliciting or inducing any employee of the Company or OST to leave the employ of the Company or OST; (b) from hiring or attempting to hire any employee of the Company or OST; (c) from soliciting the trade of, or trading with, the customers or suppliers of the Company or OST for any business purpose other than that of the
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Company or OST; and (d) from competing against the Company or OST for a reasonable period of time and within a reasonable geographic area following the Company's acquisition of OST.

      2. Restrictions on Competition.

      Anderson covenants and agrees that, for and in consideration of the consideration he is receiving under the SPA, the sufficiency and receipt of which is hereby acknowledged, during a period of five (5) years following the execution of the SPA, Anderson shall not, within a 200-mile radius of any of the places of business of the Company or OST, or of any of either of their subsidiaries or affiliates (the "Restricted Area"), engage, directly or indirectly, whether as principal, or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For purposes of this Agreement, the term "shareholder" shall exclude any interest owned by Anderson in a public company to the extent that Anderson owns less than five percent (5%) of any such company's outstanding common stock or has an investment in such company of less than $250,000. For the further purposes of this Agreement, the term, "Competing Business", shall mean any person, corporation or other entity that is engaged in a business that competes with, or is similar to, the business of the Company and/or OST on the date hereof; provided, however, that in order to be construed as a "Competing Business", such person, corporation or other entity must be engaging in a competitive business that acquires at least fifty (50%) percent or more of its products/services for resale from: (i) Sun Microsystems, Inc. ("SUN") or any affiliate, predecessors or successors of Sun; or (ii) any aggregators, distributors or wholesalers who acquire products from, or are acting as agents for, Sun, or any affiliates, predecessors or successors of Sun; or (iii) any manufacturers, aggregators, distributors or wholesalers who, at the


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time of the execution of the SPA, provide the Company and/or OST with at least fifty (50%) percent of its products/services for resale.

      3.    Anderson's Abilities.

            Anderson represents that Anderson's experience and capabilities, and the limited provisions of the immediately-preceding Section 2, are such that he will not be prevented by this Agreement from earning his livelihood in businesses similar to that of the Company and/or OST, other than the "Competing Businesses", as specifically defined in the immediately preceding Section 2. Anderson acknowledges that there are a significant number of businesses for which his qualifications and experience would render him qualified for employment that are within the 200-mile radius referred to in Section 2 and that do not constitute a "Competing Business", such that his ability to become employed after the execution of the SPA would not be impaired by this Agreement.

      4.    Non-Solicitation of Customers and Suppliers.

      Anderson agrees that for a period of five (5) years following the execution of the SPA, he shall not, directly or indirectly, solicit the trade of, or trade with, any past, present or prospective customer or supplier of the Company and/or OST for any business purpose that competes with the business being undertaken by the Company and/or OST or any of their subsidiaries or affiliates in the Restricted Area.

      5.    Non-Solicitation of Employees.

      Anderson agrees that, for a period of five (5) years following the execution of the SPA, Anderson shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company and/or OST to leave the Company and/or OST for any reason


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whatsoever, or assist or participate in the hiring of any employee of the
Company and/or OST to work for another entity.

      6.    Remedies.

      In the event of a breach by Anderson of any of the terms of this Agreement, the Company and/or OST shall be entitled, if either of them shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Anderson and to enjoin Anderson from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Anderson acknowledges and agrees that money damages for any breach by him of any of the provisions of this Agreement may be inadequate to compensate the Company and/or for the injuries either of them may suffer as the result of any such breach, and accordingly that the Company shall be entitled to injunctive relief against Anderson, in addition to money damages, in the event of any such breach by Anderson.

      7.    Review by Counsel.

      Anderson expressly acknowledges and represents that Anderson has been given a full and fair opportunity to review this Agreement with an attorney of Anderson's choice, and that Anderson has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Sections 2 through 5 hereof, are reasonable and enforceable.

      8.    Notices.

            All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or


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registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

            A.    If to Anderson, to:

                            Mr. O. Jack Anderson
                            1560 S.E. 14th Court
                            Deerfield Beach, FL 33441

                            Telephone: (954) 429-3016

      with a copy to:

                            Joseph Rigot, Esquire
                            Thompson, Hine & Flory, LLP
                            2000 Courthouse Plaza, NE
                            Dayton, OH 45401-8801

                            Fax: (937) 443-6635

and

      if to Company, to it at:

                            Mr. Jack Leadbeater, Chief Executive Officer
                            Osage Systems Group, Inc.
                            1661 E. Camelback Road, Suite 245
                            Phoenix, AZ 85016

                            Fax: (602) 274-1295

      with a copy to:

                            Stephen M. Cohen, Esquire
                            Buchanan Ingersoll, P.C.
                            Eleven Penn Center, 14th Floor
                            Philadelphia, PA 19103

                            Fax: (215) 665-8760


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            9.    Additional Provisions.

                  A. This Agreement, including without limitation its confidentiality, restrictive covenant and related provisions, shall inure to the benefit of, and be binding upon, the Company and OST and their successors and assigns, and Anderson, his heirs, executors, administrators and legal representatives, subject to the provisions of Section 9.F. hereof, which expressly prohibits the assignment or delegation of any of Anderson's personal rights or obligations hereunder.

                  B. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be modified orally. This Agreement supersedes all prior and contemporaneously-made written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless set forth in a writing that specifically states that it is intended to be a modification of this Agreement and that is signed by the President of the Company and/or OST.

                  C. If any provision(s) of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting, and any invalid or unenforceable provision(s) shall be deemed modified to the least extent possible so as to make them valid and enforceable and so as to give the maximum effect allowable by law to the parties' original intent as expressed by the terms hereof.

                  D. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder,


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preclude any other or further exercise thereof, or the exercise of any other right, power or remedy by the Company.

                  E. "Person" as used herein shall mean a natural person, joint venture, corporation, partnership, trust, estate, sole proprietorship, governmental agency or authority or other juridical entity.

                  F. This is a personal services contract and the rights and obligations set forth herein may not be assigned or delegated by Anderson.

                  G. The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way be used to restrict, modify, or explain any of the terms or provisions hereof.

                  H. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its, or any other sovereignty's, conflicts of laws principles. The parties agree that any claims brought pursuant to this Agreement shall be brought in a court of competent jurisdiction located in Broward, Florida.

                  I. Tolling Period. The non-competition and non-solicitation obligations contained in Sections 2 through 5 of this Agreement shall be extended by the length of time during which Anderson shall have been in breach of any of the provisions of such Sections, regardless of whether the Company or OST knew or should have known of such breach.

                  J. Company and/or OST Violation Not a Defense. In an action by the Company and/or OST to enforce any provision of this Agreement, any claims asserted by Anderson against the Company and/or OST shall not constitute a defense to the Company's and/or OST's action.


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                  K.    Construction. This Agreement shall be construed
according to the plain meaning of its terms, and not strictly for or against either party hereto.

                  L. Counterparts. This Agreement may be executed in counterparts, and the counterparts, taken together, shall constitute the entire Agreement. The Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.


      IMPORTANT NOTICE: THIS AGREEMENT RESTRICTS ANDERSON'S RIGHTS TO OBTAIN OTHER EMPLOYMENT FOLLOWING HIS EMPLOYMENT WITH THE COMPANY. BY SIGNING IT, ANDERSON ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HIS CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.

OSAGE SYSTEMS GROUP, INC.


By:________________________________       Dated:______________________________
   Chairman, Board of Directors

O. JACK ANDERSON


By:________________________________       Dated:______________________________
   O. JACK ANDERSON, on his
   own behalf

WITNESS:


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______________________________



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